Exhibit 24

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint JAMES F. KEEN, CLYDE A. BILLINGS, JR., and MILTON A. GUTELIUS, JR., jointly and each of them severally, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute and sign the Annual Report on Form 10-K for the fiscal year ended December 31, 2002 to be filed with the Securities and Exchange Commission, pursuant to the provisions of the Securities Exchange Act of 1934, by First Tennessee National Corporation (“Corporation”) and, further, to execute and sign any and all amendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, or their or his or her substitute or substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all the acts that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

Ralph Horn Ralph Horn	Chairman of the Board and a Director	March 19, 2003

J. Kenneth Glass J. Kenneth Glass	President and Chief Executive Officer and a Director (principal executive officer)	March 19, 2003

James F. Keen James F. Keen	Senior Vice President, Chief Financial Officer and Corporate Controller (principal financial officer and principal accounting officer)	March 19, 2003

Robert C. Blattberg Robert C. Blattberg	Director	March 19, 2003

Signature	Title	Date

George E. Cates George E. Cates	Director	March 19, 2003

James A. Haslam, III James A. Haslam, III	Director	March 19, 2003

R. Brad Martin R. Brad Martin	Director	March 19, 2003

Joseph Orgill, III Joseph Orgill, III	Director	March 19, 2003

Vicki R. Palmer Vicki R. Palmer	Director	March 19, 2003

Michael D. Rose Michael D. Rose	Director	March 19, 2003

William B. Sansom William B. Sansom	Director	March 19, 2003

Luke Yancy III Luke Yancy III	Director	March 19, 2003